EXHIBIT 99.1

Piedmont Office Realty Trust Reports Second Quarter 2021 Results and Raises Midpoint of 2021 Guidance
ATLANTA, July 28, 2021--Piedmont Office Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of Class A office properties located primarily in seven major Eastern U.S. markets with a majority of its revenue being generated from the Sunbelt, today announced its results for the quarter ended June 30, 2021.

Highlights for the Quarter Ended June 30, 2021:

Financial Results:
•The Company reported net income applicable to common stockholders of $9.9 million, or $0.08 per diluted share, for the quarter ended June 30, 2021, as compared to $192.4 million, or $1.52 per diluted share, for the quarter ended June 30, 2020 with the prior year's second quarter reflecting a $191.4 million gain on the sale of 1901 Market Street,
•Piedmont reported Core Funds From Operations of $60.4 million, or $0.48 per diluted share, for the quarter ended June 30, 2021, as compared to $61.6 million, or $0.49 per diluted share, for the quarter ended June 30, 2020.
•Piedmont reported an approximately 5% increase in Same Store Net Operating Income, on both a cash basis and accrual basis, for the quarter ended June 30, 2021, as compared to the quarter ended June 30, 2020.
Leasing:
•The Company completed over 664,000 square feet of leasing, including approximately 154,000 square feet of new tenant leasing, as well as a 5-year, 313,000 square foot renewal with the City of New York at 60 Broad Street.
•Piedmont reported a 27.4% and a 18.2% roll up in accrual and cash basis rents, respectively, based on leases executed during the quarter ended June 30, 2021 for space vacant one year or less.
•Occupancy remained relatively flat, ending the downward pressure caused by reduced leasing activity during the COVID-19 pandemic.
Capital Markets:
•Entered into a binding contract to sell 225 & 235 Presidential Way in Woburn, MA for $129.0 million, or $293 per square foot, to an investment-grade buyer. The sale is expected to close near the end of 2021, subject to customary closing conditions.
Balance Sheet:
•The Company repaid its last remaining secured debt during the second quarter of 2021, a $35 million fixed rate mortgage. As of June 30, 2021, the Company had no collateralized real estate assets.
•The Company's average net debt-to-Core EBITDA ratio as of June 30, 2021 was 5.7 x.

•The Company's Debt-to-Gross Assets ratio was 34.6% as of June 30, 2021.
•As of June 30, 2021, the Company had approximately $424 million of available capacity on its $500 million line of credit.
ESG:
•The Company published its Environmental, Social, and Governance ("ESG"") Annual Report which incorporates all Sustainability Accounting Standards Board ("SASB") metrics and aligns with Task Force on Climate-related Financial Disclosure ("TCFD") disclosure and is available on Piedmont's website, www.piedmontreit.com, under the ESG tab.
•Reductions in water usage, power consumption, greenhouse gas emissions, and improved waste management resulted in Piedmont being named an ENERGY STAR Partner of the Year for 2021.
Brent Smith, President and Chief Executive Officer, said, "We are very pleased with our second quarter results - with solid financial metrics, strong leasing momentum reflecting attractive economics, and a binding contract for the strategic sale of two recently renewed, 100%-leased assets. We are particularly encouraged by our leasing results which included extending one or our largest tenants, the City of New York, for five years, as well as signing over 150,000 square feet of new tenant leasing. Additionally, we believe the current pipeline indicates continued momentum into the fall as tenant prospects continue to demand vibrant and active office environments such as ours."

Results for the Quarter ended June 30, 2021

Piedmont recognized net income applicable to common stockholders for the three months ended June 30, 2021 of $9.9 million, or $0.08 per diluted share, compared to $192.4 million, or $1.52 per diluted share, for the three months ended June 30, 2020. The second quarter of 2020 included a $191.4 million gain on sale of real estate asset and a $9.3 million loss on early extinguishment of debt associated with the sale of 1901 Market Street in Philadelphia, PA and resulting repayment of the $160 million mortgage associated with the property.
Funds From Operations ("FFO") which removes the impact of the gain on sale of real estate asset mentioned above, as well as depreciation and amortization, was $60.4 million, or $0.48 per diluted share, for the three months ended June 30, 2021 as compared to $52.3 million, or $0.41 per diluted share, for the three months ended June 30, 2020 with the second quarter of 2020 including the $9.3 million, or $0.07 per diluted share, loss on early extinguishment of debt mentioned above.
Core Funds From Operations ("Core FFO"), which removes the loss on early extinguishment of debt mentioned above, as well as the same items enumerated in calculating FFO was $60.4 million, or $0.48 per diluted share, for the three months ended June 30, 2021, as compared with $61.6 million, or $0.49 per diluted share, for the three months ended June 30, 2020.
Total revenues were $130.2 million for the three months ended June 30, 2021, compared to $134.6 million for the three months ended June 30, 2020, with the second quarter of 2021 primarily reflecting the impact of disposition activity that occurred during 2020 and comparatively lower overall portfolio occupancy resulting from reduced leasing activity during the pandemic.
Property operating costs were $51.7 million for the three months ended June 30, 2021, as compared with $53.1 million for the three months ended June 30, 2020, reflecting the impact of disposition activity that occurred during 2020.
General and administrative expense was $8.2 million for the first quarter of 2021, as compared to $5.9 million for the same period in 2020, with the three months ended June 30, 2020 primarily reflecting reduced accruals for potential performance based compensation during the COVID-19 pandemic.

Leasing Update

During the three months ended June 30, 2021, Piedmont completed approximately 664,000 square feet of leasing, which was widely dispersed across its portfolio, including approximately 154,000 square feet of new tenant leasing. The weighted average lease term for leases executed during the second quarter was 5.8 years with the largest lease completed during the second quarter being a 5-year renewal of the City of New York's 313,000 square foot lease at 60 Broad Street in New York. Other significant leasing highlights during the quarter included the following:
•In Atlanta: Greensky, LLC and Campbell & Brannon, LLC renewed 51,000 square feet and 11,000 square feet, respectively at Glenridge Highlands Two; Balfour Beatty Construction, LLC signed a new tenant lease for approximately 12,000 square feet at Galleria 300.
•In Orlando: AssuredPartners, Inc. signed a new tenant lease for approximately 44,000 square feet, and Valley National Bank signed a renewal and expansion totaling approximately 11,000 square feet at CNL Center I.
•In Dallas: Dairy Farmers of America, Inc. signed a new tenant lease for approximately 44,000 square feet at One Lincoln Park, and Alcority Capital LLC renewed approximately 10,000 square feet at 6565 North MacArthur Boulevard.
Leases executed during the second quarter of 2021 for recently occupied space reflected a 27.4% and 18.2% roll up in accrual and cash rents, respectively. As of June 30, 2021, the Company's reported leased percentage and weighted average remaining lease term were approximately 86% and 6.1 years, respectively.
Same Store Net Operating Income ("Same Store NOI") increased 4.8% and 4.7% on a cash and accrual basis, respectively, for the quarter ended June 30, 2021 as compared to the quarter ended June 30, 2020 with both increases primarily attributable to the burn off of rental abatements at certain properties. As of June 30, 2021, the Company had approximately 613,000 square feet of executed leases for vacant space yet to commence or under rental abatement.
Further details outlining Piedmont's largest upcoming lease commencements and expirations, the status of certain major leasing activity and a schedule of the largest lease abatements can be found in the Company's quarterly supplemental information package available at www.piedmontreit.com.

Transactional and Financing Activity

During the three months ended June 30, 2021, the Company entered into a binding contract to sell 225 and 235 Presidential Way, sister buildings comprising approximately 440,000 square feet, located in Woburn, MA and 100% leased to Raytheon Company through 2024, to an investment grade buyer for approximately $129.0 million, or $293 per square foot. The transaction is expected to close near the end of 2021, subject to customary closing conditions.

During the three months ended June 30, 2021, the Company repaid its only remaining secured debt, a $35 million fixed rate mortgage, previously secured by 5 Wall Street in Burlington, MA.

ESG Initiatives

The Company recently published its ESG Annual Report which incorporates expanded environmental reporting to include all SASB metrics and incorporates information that aligns with the TCFD. Highlights of the report, which is available on Piedmont's website, www.piedmontreit.com, under the ESG tab, include:

•Establishment of the Piedmont Scholars Program at Morehouse University in Atlanta and Howard University in Washington, D.C;
•Issuance of the Company's inaugural green bonds with proceeds used to purchase a Leadership in Energy and Environmental Design ("LEED") certified project in Dallas, TX;
•Ranking third out of all office REITs and twelfth out of 79 REITs in Green Street’s 2019 Corporate Governance Rankings;
•Scoring a "1" (highest possible rating) on its ISS Governance QualityScore (as of July 1, 2021).
As of June 30, 2021, Piedmont's portfolio of 56 office properties included:
◦20 LEED certified buildings;
◦45 buildings with Building Owners and Managers Association ("BOMA") 360 designations;
◦ 42 ENERGY STAR certified buildings;
◦13 The Outstanding Building of the Year ("TOBY") past or present award winners; and
◦5 WELL Health & Safety rated buildings.
Piedmont is one of the top five companies nationwide with the most BOMA360 buildings and renewals and plans to obtain portfolio-wide WELL Health & Safety Certification in 2021.

Third Quarter 2021 Dividend Declaration

On July 28, 2021, the board of directors of Piedmont declared a dividend for the third quarter of 2021 in the amount of $0.21 per share on its common stock to stockholders of record as of the close of business on August 27, 2021, payable on September 17, 2021.

Guidance for 2021

The following financial guidance for calendar year 2021 has been raised to the upper end of our previously published range (which was $1.86 to $1.96) and is based upon management's assumptions, estimates and expectations at this time. Further, the Company is raising its expectation of Same Store NOI - cash basis growth from the previously provided 3-5% range to the 5-7% range. Our projections for 2021 include the assumption of a gradual ramping up of business over the year with a return to a more typical state of operations during the second half of 2021. This financial guidance does not include the effects of any potential acquisition or disposition activity that may be completed during the year.

(in millions, except per share data)	Low	High
Net Income	$38	$40
Add:
Depreciation	117	120
Amortization	82	84
NAREIT FFO and Core FFO applicable to common stock	$237	$244
NAREIT FFO and Core FFO per diluted share	$1.90	$1.96

The above financial guidance is based on information available to management as of the date of this release and does not include the effects of any potential acquisition or disposition activity that may be completed during the year. These estimates reflect management's view of current market conditions and incorporate certain economic and operational assumptions and projections, including those related to the pace and strength of the ongoing economic recovery from the COVID-19 pandemic. Actual results could differ materially from these estimates based on a variety of factors as discussed under "Forward-Looking Statements" below.

Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of the business recovery from the COVID-19 pandemic, the timing of lease commencements and expirations, abatement periods, repairs and maintenance expenses, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expenses, and one-time revenue or expense events.

Non-GAAP Financial Measures

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this release and the accompanying quarterly supplemental information as of and for the period ended June 30, 2021 contain certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI (cash and accrual basis), Property NOI (cash and accrual basis), EBITDAre, and Core EBITDA. Definitions and reconciliations of each of these non-GAAP measures to their most comparable GAAP metrics are included below and in the accompanying quarterly supplemental information.
Each of the non-GAAP measures included in this release and the accompanying quarterly supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release and the accompanying quarterly supplemental information may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations.

Conference Call Information

Piedmont has scheduled a conference call and an audio web cast for Thursday, July 29, 2021 at 11:00 A.M. Eastern daylight time. The live, listen-only, audio web cast of the call may be accessed on the Company's website at http://investor.piedmontreit.com/news-and-events/events-calendar. Dial-in numbers for analysts who plan to actively participate in the call are (844) 602-0380 for participants in the United States and Canada and (862) 298-0970 for international participants. A replay of the conference call will be available through 11:00 A.M. Eastern daylight time on August 12, 2021, and may be accessed by dialing (877) 481-4010 for participants in the United States and Canada and (919) 882-2331 for international participants, followed by conference identification code 42037. A web cast replay will also be available after the conference call in the Investor Relations section of the Company's website. During the audio web cast and conference call, the Company's management team will review second quarter 2021 performance, discuss recent events, and conduct a question-and-answer period.

Supplemental Information

Quarterly supplemental information as of and for the period ended June 30, 2021 can be accessed on the Company`s website under the Investor Relations section at www.piedmontreit.com.

About Piedmont Office Realty Trust

Piedmont Office Realty Trust, Inc. (NYSE: PDM) is an owner, manager, developer, redeveloper, and operator of high-quality, Class A office properties located primarily in select sub-markets within seven major Eastern U.S. office markets, with the majority of its revenue being generated from the Sunbelt. Its geographically-diversified, approximately $5 billion portfolio is currently comprised of approximately 17 million square feet. The Company is a fully-integrated, self-managed real estate investment trust (REIT) with local management offices in each of its markets and is investment-grade rated by S&P Global Ratings (BBB) and Moody’s (Baa2). Piedmont is a 2021 ENERGY STAR Partner of the Year. For more information, see www.piedmontreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include: the anticipated continued momentum in the Company's leasing pipeline, the expected timing of dispositions, and the Company's estimated range of Net Income, Depreciation, Amortization, NAREIT FFO/Core FFO and NAREIT FFO/Core FFO per diluted share for the year ending December 31, 2021. These statements are based on beliefs and assumptions of Piedmont’s management, which in turn are based on information available at the time the statements are made.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: actual or threatened public health epidemics or outbreaks, such as the ongoing COVID-19 pandemic, and governmental and private measures taken to combat such health crises, which may affect our personnel, tenants, tenants' operations and ability to pay lease obligations, demand for office space, and the costs of operating our assets; the adequacy of our general reserve related to tenant lease-related assets established as a result of the COVID-19 pandemic, as well as the impact of any increase in this reserve or the establishment of any other reserve in the future; economic, regulatory, socioeconomic changes, and/or technology changes (including accounting standards) that impact the real estate market generally, or that could affect patterns of use of commercial office space; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office sector in general and specifically the seven markets in which we primarily operate where we have high concentrations of our annualized lease revenue; lease terminations, lease defaults, or changes in the financial condition of our tenants, particularly by one of our large lead tenants; adverse market and economic conditions, including any resulting impairment charges on both our long-lived assets or goodwill resulting therefrom; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions and divestitures; the illiquidity of real estate investments, including regulatory restrictions to which REITs are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties; the risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition; development and construction delays and resultant increased costs and risks; our real estate development strategies may not be successful; future acts of terrorism, civil unrest, or armed hostilities in any of the major metropolitan areas in which we own properties, or future cybersecurity attacks against any of our tenants; risks related to the occurrence of cyber incidents, or a deficiency in our cybersecurity, which could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships; costs of complying with governmental laws and regulations; uninsured losses or losses in excess of our insurance coverage, and our inability to obtain adequate insurance coverage at a reasonable cost; additional risks and costs associated with directly managing properties occupied by government tenants, including an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough; significant price and volume fluctuations in the public markets, including on the exchange which we listed our common stock; changes in interest rates and changes in the method pursuant to which the LIBOR rates are determined and the planned phasing out of USD LIBOR after June 2023; high interest rates which could affect our ability to finance or refinance properties; the effect of future offerings of debt or equity securities or changes in market interest rates on the value of our common stock; uncertainties associated with environmental and other regulatory matters; potential changes in the political environment and reduction in federal and/or state funding of our governmental tenants; changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect international trade, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods; the effect of any litigation to which we are, or may become, subject; additional risks and costs associated with owning properties occupied by tenants in particular industries, such as oil and gas, hospitality, travel, co-working, etc., including risks of default during start-up and during economic downturns; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or otherwise adversely affect our stockholders; the future effectiveness of our internal controls and procedures; and other factors, including the risk factors discussed under Item 1A. of Piedmont’s most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Research Analysts/ Institutional Investors Contact:
Eddie Guilbert
770-418-8592
research.analysts@piedmontreit.com

Shareholder Services/Transfer Agent Services Contact:
Computershare, Inc.
866-354-3485
investor.services@piedmontreit.com

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)
	June 30, 2021	December 31, 2020
Assets:
Real estate assets, at cost:
Land	$476,717	$476,716
Buildings and improvements	3,203,286	3,123,042
Buildings and improvements, accumulated depreciation	(804,400)	(751,521)
Intangible lease assets	155,002	158,444
Intangible lease assets, accumulated amortization	(79,149)	(67,850)
Construction in progress	67,033	56,749
Real estate assets held for sale, gross	77,917	76,475
Real estate assets held for sale, accumulated depreciation and amortization	(16,699)	(16,021)
Total real estate assets	3,079,707	3,056,034
Cash and cash equivalents	8,122	7,331
Tenant receivables	6,530	8,448
Straight line rent receivables	156,912	148,797
Notes receivable	118,500	118,500
Restricted cash and escrows	1,578	1,883
Prepaid expenses and other assets	29,469	23,277
Goodwill	98,918	98,918
Deferred lease costs, gross	441,488	444,211
Deferred lease costs, accumulated depreciation	(191,045)	(171,817)
Other assets held for sale, gross	9,128	5,030
Other assets held for sale, accumulated depreciation	(996)	(802)
Total assets	$3,758,311	$3,739,810
Liabilities:
Unsecured debt, net of discount and unamortized debt issuance costs of $9,430 and $10,932, respectively	$1,666,570	$1,594,068
Secured debt, inclusive of premium and unamortized debt issuance costs of $0 and $326, respectively	—	27,936
Accounts payable, accrued expenses, and accrued capital expenditures	111,562	111,997
Dividends payable	—	25,683
Deferred income	70,594	36,891
Intangible lease liabilities, less accumulated amortization	29,761	35,440
Interest rate swaps	7,316	9,834
Total liabilities	1,885,803	1,841,849
Stockholders' equity:
Common stock	1,241	1,238
Additional paid in capital	3,698,656	3,693,996
Cumulative distributions in excess of earnings	(1,807,679)	(1,774,856)
Other comprehensive income	(21,368)	(24,100)
Piedmont stockholders' equity	1,870,850	1,896,278
Noncontrolling interest	1,658	1,683
Total stockholders' equity	1,872,508	1,897,961
Total liabilities and stockholders' equity	$3,758,311	$3,739,810

Number of shares of common stock outstanding as of end of period	124,132	123,839

Net debt (Unsecured and Secured debt, less Cash and cash equivalents)	1,658,448	1,614,673
Total Principal Amount of Debt Outstanding (Unsecured debt plus discount and unamortized debt issuance costs and Secured debt less premium and unamortized debt issuance costs)	1,676,000	1,632,610

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020
Revenues:
Rental and tenant reimbursement revenue	$126,967	$131,247	$252,879	$263,401
Property management fee revenue	536	622	1,294	1,395
Other property related income	2,715	2,762	5,302	7,006
Total revenues	130,218	134,631	259,475	271,802
Expenses:
Property operating costs	51,658	53,148	103,082	106,338
Depreciation	29,998	27,200	58,101	55,084
Amortization	20,693	24,349	43,605	47,980
General and administrative	8,211	5,937	15,462	14,580
Total operating expenses	110,560	110,634	220,250	223,982
Other income (expense):
Interest expense	(12,345)	(13,953)	(24,925)	(29,217)
Other income	2,631	349	4,987	498
Loss on early extinguishment of debt	—	(9,336)	—	(9,336)
Gain on sale of real estate assets	—	191,369	—	191,372
Total other income (expense)	(9,714)	168,429	(19,938)	153,317
Net income	9,944	192,426	19,287	201,137
Net loss/(income) applicable to noncontrolling interest	3	1	4	(1)
Net income applicable to Piedmont	$9,947	$192,427	$19,291	$201,136
Weighted average common shares outstanding - diluted	124,704	126,500	124,555	126,456
Net income per share applicable to common stockholders - diluted	$0.08	$1.52	$0.15	$1.59

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020
GAAP net income applicable to common stock	$9,947	$192,427	$19,291	$201,136
Depreciation of real estate assets(1)	29,725	26,873	57,537	54,424
Amortization of lease-related costs	20,681	24,336	43,581	47,954
Gain on sale of real estate assets	—	(191,369)	—	(191,372)
NAREIT Funds From Operations and Core Funds from Operations applicable to common stock*	60,353	52,267	120,409	112,142
Loss on early extinguishment of debt	—	9,336	—	9,336
Core Funds From Operations applicable to common stock*	60,353	61,603	120,409	121,478
Amortization of debt issuance costs, fair market adjustments on notes payable, and discounts on debt	573	672	1,227	1,249
Depreciation of non real estate assets	264	319	546	644
Straight-line effects of lease revenue	(2,402)	(7,278)	(6,505)	(14,063)
Stock-based compensation adjustments	2,404	645	3,515	2,945
Net effect of amortization of above/below-market in-place lease intangibles	(2,669)	(3,304)	(5,461)	(6,277)
Non-incremental capital expenditures(2)	(16,862)	(7,689)	(34,209)	(42,451)	(3)
Adjusted Funds From Operations applicable to common stock*	$41,661	$44,968	$79,522	$63,525
Weighted average common shares outstanding - diluted	124,704	126,500	124,555	126,456
Funds From Operations per share (diluted)	$0.48	$0.41	$0.97	$0.89
Core Funds From Operations per share (diluted)	$0.48	$0.49	$0.97	$0.96

(1)Excludes depreciation of non real estate assets.

(2)Capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives incurred to lease space that was vacant at acquisition, leasing costs for spaces vacant for greater than one year, leasing costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are excluded from this measure.

(3) Includes the leasing commission for the approximately 20-year, 520,000-square-foot renewal and expansion of the State of New York's lease at our 60 Broad Street building in New York City that was executed during the fourth quarter of 2019.

Piedmont Office Realty Trust, Inc.
EBITDAre, Core EBITDA, Property Net Operating Income (Cash and Accrual), Same Store Net Operating Income (Cash and Accrual)
Unaudited (in thousands)

	Cash Basis		Accrual Basis
	Three Months Ended		Three Months Ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020

Net income applicable to Piedmont (GAAP)	$9,947	$192,427	$9,947	$192,427
Net loss applicable to noncontrolling interest	(3)	(1)	(3)	(1)
Interest expense	12,345	13,953	12,345	13,953
Depreciation	29,989	27,192	29,989	27,192
Amortization	20,681	24,336	20,681	24,336
Depreciation and amortization attributable to noncontrolling interests	21	21	21	21
Gain on sale of real estate assets	—	(191,369)	—	(191,369)
EBITDAre *	72,980	66,559	72,980	66,559
Loss on early extinguishment of debt	—	9,336	—	9,336
Core EBITDA*	72,980	75,895	72,980	75,895
General & administrative expenses	8,211	5,937	8,211	5,937
Management fee revenue	(247)	(282)	(247)	(282)
Other income	(2,162)	(134)	(2,162)	(134)
Non-cash general reserve for uncollectible accounts	—	4,865
Straight line effects of lease revenue	(2,402)	(7,278)
Straight line effects of lease revenue attributable to noncontrolling interests	—	(3)
Amortization of lease-related intangibles	(2,669)	(3,304)
Property NOI*	73,711	75,696	78,782	81,416
Net operating income from:
Acquisitions	(8,761)	(5,740)	(10,412)	(8,012)
Dispositions	(258)	(8,186)	(258)	(8,777)
Other investments(1)	182	134	238	680
Same Store NOI*	$64,874	$61,904	$68,350	$65,307
Change period over period in Same Store NOI	4.8%	N/A	4.7%	N/A

Piedmont Office Realty Trust, Inc.
EBITDAre, Core EBITDA, Property Net Operating Income (Cash and Accrual), Same Store Net Operating Income (Cash and Accrual)
Unaudited (in thousands)

	Cash Basis		Accrual Basis
	Six Months Ended		Six Months Ended
	6/30/2021	6/30/2020	6/30/2021	6/30/2020

Net income applicable to Piedmont (GAAP)	$19,291	$201,136	$19,291	$201,136
Net (loss)/income applicable to noncontrolling interest	(4)	1	(4)	1
Interest expense	24,925	29,217	24,925	29,217
Depreciation	58,083	55,068	58,083	55,068
Amortization	43,581	47,954	43,581	47,954
Depreciation and amortization attributable to noncontrolling interests	42	42	42	42
Gain on sale of real estate assets	—	(191,372)	—	(191,372)
EBITDAre*	145,918	142,046	145,918	142,046
Loss on early extinguishment of debt	—	9,336	—	9,336
Core EBITDA*	145,918	151,382	145,918	151,382
General & administrative expenses	15,462	14,580	15,462	14,580
Management fee revenue	(637)	(677)	(637)	(677)
Other income	(4,302)	(67)	(4,302)	(67)
Non-cash general reserve for uncollectible accounts	412	4,865
Straight line effects of lease revenue	(6,505)	(14,063)
Straight line effects of lease revenue attributable to noncontrolling interests	1	(6)
Amortization of lease-related intangibles	(5,461)	(6,277)
Property NOI*	144,888	149,737	156,441	165,218
Net operating income from:
Acquisitions	(16,202)	(9,279)	(19,624)	(12,741)
Dispositions	155	(16,887)	155	(18,138)
Other investments(1)	326	238	438	838
Same Store NOI*	$129,167	$123,809	$137,410	$135,177
Change period over period in Same Store NOI	4.3%	N/A	1.7%	N/A

(1)Other investments consist of active redevelopment and development projects, land, and recently completed redevelopment and development projects. The operating results from 222 South Orange Avenue in Orlando, FL are included in this line item.

*Definitions:

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investment in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, along with appropriate adjustments to those reconciling items for joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for joint ventures. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment losses, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Core EBITDA: The Company calculates Core EBITDA as net income (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to land assets. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance.

The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.